UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 28, 2014

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 EAST EVELYN AVENUE

MOUNTAIN VIEW, CA 94041

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cash Bonus Payments, Stock Option Awards and Restricted Stock Unit Awards for Executive Officers

On January 28, 2014, the Compensation Committee of the Board of Directors, or the Compensation Committee, of VIVUS, Inc., or the Company, authorized and approved cash bonus payments pursuant to the Company’s employee annual bonus plan for fiscal year 2013 adopted on the same date, or the Annual Bonus Plan, and stock option awards and restricted stock unit awards under the Company’s 2010 Equity Incentive Plan to certain of the Company’s employees, including executive officers Seth H. Z. Fischer, Chief Executive Officer, Svai S. Sanford, interim Chief Financial Officer, Principal Accounting Officer, Guy P. Marsh, Vice President, U.S. Operations and General Manager, Wesley W. Day, Ph.D., Vice President, Clinical Development and John L. Slebir, Senior Vice President, Business Development and General Counsel and Secretary.  The following table sets forth the specific cash bonus payments under the Annual Bonus Plan, stock option awards and restricted stock unit awards authorized and approved for each of Messrs. Fischer, Sanford, Marsh and Slebir and Dr. Day:

Executive Officers (1)	Cash Bonus Payments(2)	Stock Option Awards(3)	Restricted Stock Unit Awards (4)
Seth H. Z. Fischer	$104,000	—	—
Svai S. Sanford	$57,000	38,300	4,200
Guy P. Marsh	$81,000	25,500	2,800
Wesley W. Day, Ph.D.	$100,000	38,300	4,200
John L. Slebir	$95,700	51,000	5,600

(1)         Messrs. Marsh and Slebir and Dr. Day were listed as named executive officers in the Company’s proxy statement filed with the Securities and Exchange Commission on June 3, 2013.  On August 31, 2013, the Board of Directors of the Company appointed Mr. Fischer to serve as the Chief Executive Officer of the Company, effective as of September 3, 2013.  On November 5, 2013, the Board of Directors of the Company appointed Mr. Sanford to serve as interim Chief Financial Officer of the Company, effective as of November 5, 2013.  On January 28, 2014, the Compensation Committee of the Company promoted Mr. Slebir to the new position of Senior Vice President, Business Development and General Counsel and Secretary.

(2)         The cash bonus payment under the Annual Bonus Plan for Mr. Fischer is on a pro rata basis for the period of time that he served as Chief Executive Officer of the Company in 2013.

(3)         The shares of common stock subject to each stock option will vest and become exercisable over four (4) years as follows: one-fourth (1/4th) of the total number of shares subject to the option will vest and become exercisable on the one (1) year anniversary of the date of grant and an additional one forty-eighth (1/48th) of the total number of shares subject to the option will vest and become exercisable each full month thereafter, subject to each such individual continuing to be a Service Provider (as defined in the Company’s 2010 Equity Incentive Plan) on the relevant vesting dates.  Each stock option has an exercise price of $7.75 per share, a 7-year term from the date of grant and an exercise period equal to 6 months from the date each such individual ceases to be a Service Provider.

(4)         Each restricted stock unit award will vest pursuant to the following four year schedule:  25% of the restricted stock unit award will vest on each of January 28, 2015, January 28, 2016, January 28, 2017 and January 28, 2018, subject to each such individual continuing to be a Service Provider on each such date.

The Compensation Committee, in its sole discretion, authorized and approved the cash bonuses under the Annual Bonus Plan for each of the executive officers.  Bonuses were calculated using a formula that includes: (a) the individual’s base salary, (b) the individual’s target bonus, and (c) such other discretionary factors as the Compensation Committee determined appropriate given the performance of the Company, including the achievement of various corporate objectives.

Increases to Base Salary Compensation for Executive Officers

On January 28, 2014, the Compensation Committee conducted its annual review of the base salaries of the Company’s officers and employees, including its executive officers.  The review of Mr. Fischer’s base salary was also conducted pursuant to the terms of the Employment Agreement dated September 2, 2013 by and between the Company and Mr. Fischer.  The following table sets forth the 2014 base salaries authorized and approved for each of Messrs. Fischer, Sanford, Marsh and Slebir and Dr. Day:

Executive Officers (1)	2013 Base Salary	2014 Base Salary
Seth H. Z. Fischer	$650,000	$650,000
Svai S. Sanford	$350,000	$350,000
Guy P. Marsh	$369,887	$377,300
Wesley W. Day, Ph.D.	$419,664	$432,300
John L. Slebir	$398,788	$425,000

(1)         Messrs. Marsh and Slebir and Dr. Day were listed as named executive officers in the Company’s proxy statement filed with the Securities and Exchange Commission on June 3, 2013.  On August 31, 2013, the Board of Directors of the Company appointed Mr. Fischer to serve as the Chief Executive Officer of the Company, effective as of September 3, 2013.  On November 5, 2013, the Board of Directors of the Company appointed Mr. Sanford to serve as interim Chief Financial Officer of the Company, effective as of November 5, 2013.  On January 28, 2014, the Compensation Committee of the Company promoted Mr. Slebir to the new position of Senior Vice President, Business Development and General Counsel and Secretary.

Other Compensation for Executive Officers

As previously disclosed, the Company’s Chief Executive Officer, Senior Vice Presidents (or equivalent pay grade) and Vice Presidents (or equivalent pay grade) are eligible to receive annual cash payments for the achievement of performance goals established by the Board of Directors or the Compensation Committee, with such eligibility being up to 80%, 50% and 40%, respectively, of such executive officers’ base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

	By:	/s/ John L. Slebir
John L. Slebir
Senior Vice President, Business Development and General Counsel
Date: January 30, 2014